SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 22, 2000
                               -------------------

                       ELECTRONIC BUSINESS SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


DELAWARE                          2-96392-A                      65-0952956
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(STATE OR OTHER                  (COMMISSION                   (IRS EMPLOYER
JURISDICTION OF                  FILE NUMBER)                IDENTIFICATION NO.)
 FORMATION)


1800 N.W. 49TH STREET, SUITE 100, FORT LAUDERDALE, FLORIDA   33309
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (954) 229-5100
                                                   --------------

(FORMER NAME OR FORMER ADDRESS, IF CHANGES SINCE LAST REPORT)

ITEM 5. Other Events

On June 21,2000, QuickCREDIT Corp., a Florida corporation and wholly owned subsidiary of Electronic Business Services, Inc. ("QCC"), and Reunion Group, Inc., entered into an agreement ("Agreement") for the sale and marketing by Reunion Group, one of the products offered by QCC. The product to be marketed and sold by Reunion Group is a credit monitoring product that provides basic credit reporting (single bureau reports), credit monitoring, and a consumer help desk. Pursuant to the Agreement, Reunion Group is responsible for the design and preparation, subject to QCC's approval, of all marketing and sales materials used by Reunion Group to market or describe the products, including product packaging, marketing brochures, scripts and related information and for marketing the product through direct mail and/or telemarketing sales efforts. Product orders will be delivered to QCC from Reunion Group. QCC has responsibility for all aspects of product fulfillment and product delivery including the design and preparation, subject to Reunion Group approval, of all registration materials and other reports and fulfillment materials to be delivered to consumers that purchase the product. Reunion Group plans to begin test marketing within the next 60 days with major marketing programs later in 2000.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

                             ELECTRONIC BUSINESS SERVICES, INC.


                             By: /s/ HAROLD S. FISCHER
                             ---------------------------------------------------
                             Harold S. Fischer
                             Chief Executive Officer and President

Dated: June 21, 2000